Consent of Independent Registered Public Accounting Firm

As independent registered public accountants, we hereby consent to the references to our firm included in the Prospectus and the Statement of Additional Information in this Post-Effective Amendment to the Johnson International Fund’s Registration Statement on Form N-1A.

Cohen Fund Audit Services, Ltd.
Westlake, Ohio
December 5, 2008